As Filed with the Securities and Exchange Commission on December 29, 2010
Registration No. 333-148960

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTEROIL CORPORATION
(Exact name of Registrant as Specified in its charter)

Yukon Territory, Canada	1311	None
(Province or Other Jurisdiction	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number (if
of Incorporation or Organization)	Code Number (if applicable))	applicable))
Level 1
60-92 Cook Street
Cairns, QLD 4870, Australia
Telephone Number: +61 (7) 4046-4600
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
Telephone Number: (212) 894-8940
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:

Mark Laurie	William B. Nelson
InterOil Corporation	Haynes and Boone, L.L.P.
25025 I-45 North, Suite 420	1221 McKinney Street, Suite 2100
The Woodlands, Texas 77380	Houston, Texas 77010
(281) 292-1800	(713) 547-2000
(713) 236-5699 (fax)
Approximate date of commencement of proposed sale of the securities to the public:
Not Applicable
Yukon Territory
(Principal jurisdiction regulating this offering (if applicable))
It is proposed that this filing shall become effective (check appropriate box):
A. ☑	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B. ☐	At some future date (check the appropriate box below):
1. ☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)

2. ☐	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on.

3. ☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐	After the filing of the next amendment to this form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box. ☐

EXPLANATORY NOTE
          On January 31, 2008, InterOil Corporation, a Canadian corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form F-10, as amended, Registration No. 333-148960, (the “Registration Statement”), registering up to 1,510,588 common shares and up to 517,777 Series A Preferred Shares of the Registrant pursuant to share purchase agreements dated November 9, 2007 and November 21, 2007, respectively. This Post-Effective Amendment No. 1 is being filed to remove from registration the securities that remain unsold as of the date hereof. Because these unsold securities became freely tradable upon expiration of the required holding periods under Rule 144 of the Securities Act of 1933, registration of the unsold securities is no longer necessary. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the  shares remaining unsold under the Registration Statement.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cairns, State of Queensland, Australia, on the 29th day of December, 2010.

INTEROIL CORPORATION
By:	/s/ Phil E. Mulacek
Phil E. Mulacek
Chairman of the Board and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated, on the 29th day of December, 2010.

/s/ Phil E. Mulacek*	Chairman of the Board and

Phil E. Mulacek	Chief Executive Officer
(Principal Executive Officer)

/s/ Collin Visaggio*	Chief Financial Officer

Collin Visaggio	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christian M. Vinson*	Director; Executive Vice President

Christian M. Vinson	Corporate Development & Government Affairs

Roger F. Lewis	Director

/s/ Roger N. Grundy*	Director

Roger N. Grundy

/s/ Gaylen J. Byker*	Director

Gaylen J. Byker

Ford Nicholson	Director

*	Pursuant to a previously filed power of attorney, Phil E. Mulacek, as attorney-in-fact, does hereby sign this Post-Effective Amendment No. 1 to Registration Statement on behalf of each such person, in each case in the capacity indicated and on the date indicated.

By:	/s/ Phil E. Mulacek
Phil E. Mulacek
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
          Pursuant to the requirements of Section 6(1) of the Securities Act of 1933, as amended, the Authorized Representative has signed this Registration Statement solely in its capacity as the duly authorized representative of InterOil Corporation in the United States, on December 29, 2010.

By:	/s/ Phil E. Mulacek
Phil E. Mulacek